UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 30, 2016

VSE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-3676 (Commission File Number)	54-0649263 (IRS Employer Identification Number)

6348 Walker Lane
Alexandria, VA	22310
(Address of Principal Executive Offices)	(Zip Code)

(703) 960-4600
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

VSE CORPORATION

Item 8.01    Other Events

On July 1, 2016, VSE announced that a jury awarded damages of approximately $4.8 million (exclusive of interest to be determined by the Court), against VSE in a civil litigation matter in a verdict rendered on June 30, 2016.  As we have previously reported, Heritage Disposal and Storage LLC, filed a lawsuit against VSE in the United States District Court on February 27, 2015.  The complaint alleged that VSE had not paid Heritage the full charges for services rendered related to the storage and manipulation of fireworks under a prime contract that VSE maintains with the U.S. Bureau of Alcohol Tobacco, Firearms and Explosives. A copy of the press release is filed as Exhibit 99.1 to the Current Report on Form 8-K, and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits

     D.        Exhibits

            99.1      Press Release dated July 1, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VSE CORPORATION
(Registrant)

Date: July 5, 2016	/s/ Thomas M. Kiernan
Thomas M. Kiernan
Vice President, General Counsel and Secretary